UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2013

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2013, the Board of Directors, in accordance with Compuware’s bylaws, appointed Lee D. Roberts and David G. Fubini to the Compuware Board of Directors, to hold office until the 2013 Annual Meeting of Shareholders and until his successor is elected and qualified. Mr. Roberts will serve on the Audit Committee of the Board, and Mr. Fubini will serve on the Compensation Committee.  In addition to the appointments of Messrs. Roberts and Fubini, which fill the vacancies created by the recent retirement of Peter Karmanos, Jr. and W. James Prowse from the Board, the Board appointed current board member, Frederick A. Henderson, to serve as a member of the Nominating and Governance Committee.  Mr. Henderson will continue to serve as the Chairperson of the Audit Committee.

Mr. Roberts, age 60, is the President and Chief Executive Officer of BlueWater Management Consulting, a high-tech consulting company, and has served in that role since 2008. From 2006 to 2008, Mr. Roberts was the Vice President and General Manager, IBM Document & Content Management for IBM Corporation. In 2006, IBM acquired FileNET Corporation, where Mr. Roberts had served as President and CEO from 1997 through 1999, and as Chairman and CEO from 2000 until its acquisition in 2006. From 1977 through 1996, Mr. Roberts held various management and executive positions at IBM.  Mr. Roberts is currently a director of QAD, Inc. and Unisys Corporation and was previously a director of infoGROUP, Inc. In addition, he currently serves on the boards of several non-public companies, including Inovalon, Inc. and Varolii Corporation. Mr. Roberts’ vast experience in technology leadership and consulting, coupled with his sales and marketing expertise, bring a unique new combination of skills and insight to the Compuware Board.

Mr. Fubini, age 59, is a Senior Director of McKinsey & Company, Inc., a global management consulting firm, and has served in various leadership roles there since 1980.  Mr. Fubini has held a number of leadership positions at McKinsey, including the head of its Worldwide Merger Integration Practice. Mr. Fubini’s extensive experience leading global organizations to design and execute transformational programs that accompany acquisitions, divestitures and mergers, brings an important perspective to the Compuware Board.

Messrs. Roberts and Fubini will be compensated under Compuware’s standard compensation arrangement for outside directors as described in Compuware’s most recent proxy statement.

Also on April 5, 2013, Gurminder S. Bedi, who was previously the lead independent director, was appointed to the position of non-executive Chairman of the Board of Directors of Compuware, effective April 1, 2013.  Mr. Bedi replaces Mr. Karmanos, who retired as executive Chairman of the Board on March 31, 2013.  Mr. Bedi has served as one of Compuware’s directors since October 2002 and currently serves as Chairman of the Nominating & Governance Committee and as a member of the Audit Committee.

A copy of the press release is furnished with the Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

           (c) Exhibits.

99.1	Press Release, dated April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: April 10, 2013	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated April 8, 2013.